Exhibit 99.1

RLI REPORTS THIRD QUARTER 2017 RESULTS

PEORIA, ILLINOIS, October 18, 2017 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported third quarter 2017 net earnings of $1.7 million ($0.04 per share), compared to $22.3 million ($0.50 per share) for the third quarter of 2016. Operating earnings(1) for the third quarter of 2017 were $1.7 million ($0.04 per share) compared to $16.2 million ($0.37 per share) for the same period in 2016.

	Third Quarter		Year to Date
Earnings Per Diluted Share	2017	2016	2017	2016
Net earnings	$0.04	$0.50	$1.07	$1.86
Operating earnings (1)	$0.04	$0.37	$1.08	$1.52

(1) See discussion below of non-GAAP and performance measures.

Highlights for the quarter included:

•	Underwriting loss of $14.9 million, resulting in a combined ratio of 108.2.
•	1% decline in gross premiums written, while investment income increased 5%.
•	Losses from hurricanes resulting in a $31.7 million net decrease to underwriting income.
•	Favorable development in prior years’ loss reserves resulting in a $14.9 million net increase in underwriting income.
•	Book value per share of $19.95, an increase of more than 9% from year end 2016, inclusive of dividends.

“Our third quarter results reflect the impact of a very active hurricane season, which contributed 17 points to the overall 108 combined ratio,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Despite this impact, our casualty and surety segments delivered strong results, with combined ratios of 97 and 70, respectively. We also managed to earn 4 cents of operating income, due to our conservative approach to risk management, the strength of our diversified product portfolio and contributions from investments. Overall premium was relatively flat in the quarter supported by modest growth in our casualty segment. Surety segment premium declined due to continued competitive market conditions and our property segment was adversely impacted by previously discussed product exits.”

“After many years of benign hurricane activity, recent events have solidified both our purpose and commitment to serving our policyholders in times of need. I would like to thank all RLI associates, and in particular our claim team, for providing timely and unparalleled service to our agents, brokers and insureds.”

Underwriting Income

RLI had  $14.9 million of underwriting loss in the third quarter of 2017 on a 108.2 combined ratio, compared to $10.6 million of underwriting income on a 94.2 combined ratio in the same quarter for 2016. The third quarter of 2017 was impacted by hurricane losses with a $31.7 million net decrease in underwriting income due to Hurricanes Harvey, Irma and Maria. Results for the three-month period ended September 30, 2017 include $14.9 million in favorable development in prior years’ loss reserves, compared to $1.4 million in unfavorable development in the prior years’ loss reserves for the comparable period in 2016.

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The following table highlights underwriting income and combined ratios by segment.

Underwriting Income (1)	Third Quarter		Combined Ratio (1)	Third Quarter
(in millions)	2017	2016		2017	2016
Casualty	$3.6	$0.3	Casualty	97.0	99.8
Property	(27.5)	0.5	Property	182.0	98.7
Surety	9.0	9.8	Surety	69.9	67.5
Total	$(14.9)	$10.6	Total	108.2	94.2

(1) See discussion below of non-GAAP and performance measures.

Other Income

RLI’s net investment income for the quarter increased 5.1% to $14.2 million, compared to the same period in 2016.  For the nine-month period ended September 30, 2017, investment income was $40.4 million versus $39.9 million for the same period in 2016. The investment portfolio’s total return was 1.4% for the quarter. The bond portfolio’s return was 1.0% in the quarter, while the equity portfolio’s return was 3.4%. Through nine months, the investment portfolio’s total return was 5.1% with the bond portfolio returning 4.0% and equities returning 9.5%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $10.2 million for the quarter ($0.23 per share) compared to $15.3 million ($0.34 per share) for the same quarter in 2016.

Equity in earnings of unconsolidated investees was $3.7 million for the quarter compared to $1.9 million from the same period last year. These results are related to Maui Jim, Inc. ($3.1 million), a producer of premium sunglasses, and Prime Holdings Insurance Services, Inc. ($0.6 million), a specialty E&S insurance company. For the third quarter of 2016, equity in earnings of unconsolidated investees from Maui Jim and Prime was $1.6 million and $0.3 million, respectively. For the nine-month period ended September 30, 2017, equity in earnings of unconsolidated investees was $15.4 million versus $10.8 million in 2016.

Dividends Paid in the Third Quarter 2017

On September 20, 2017,  the company paid an ordinary dividend of $0.21 per share,  the same amount as the prior quarter.  RLI’s cumulative dividends total more than $635  million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (“non-GAAP”) financial measures in presenting the Company’s results. Management believes that these non-GAAP measures better explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses) and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2017 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies to help users of their financial information to better understand company performance.

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Other News

During the third quarter, the Company’s A+ (Superior) financial strength rating was affirmed by A.M. Best Company for the Company’s insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company.

On July 19, 2017, RLI was named as one of the insurance industry’s top performing companies by Ward Group for the 27th consecutive year. RLI is one of only two property casualty insurers to be recognized as a Ward’s 50® Top P&C Performer every year since the list’s inception in 1991.

At 10 a.m. central daylight time (CDT) tomorrow, October 19, 2017, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at https://edge.media-server.com/m6/p/u6oeonxn.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2016.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving diverse, niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by A.M. Best Company. RLI has paid and increased regular dividends for 42 consecutive years and delivered underwriting profits for 21 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Jacoby

Vice President, Corporate Development

309-693-5880

Aaron.Jacoby@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

		Operating Earnings Per Share
		2017	2016	2017	2016
		3rd Qtr	3rd Qtr	9 Mos.	9 Mos.
Operating Earnings Per Share (1)		$0.04	$0.37	$1.08	$1.52

Specific items included in operating earnings per share: (2) (3)
•	Favorable (unfavorable) development in casualty prior years' reserves	$0.15	$(0.05)	$0.23	$0.26
•	Favorable (unfavorable) development in property prior years' reserves	$0.02	$(0.03)	$0.06	$-
•	Favorable development in surety prior years' reserves	$0.04	$0.05	$0.16	$0.09
•	Catastrophe impact
	▪ Hurricanes Harvey, Irma and Maria	$(0.46)	-	(0.46)	-
	▪ 2017 spring storms	$-	$-	$(0.04)	$-
	▪ 2016 and prior events	$0.01	$(0.04)	$0.02	$(0.10)

(1)	See discussion above of non-GAAP and performance measures.
(2)	Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.

RLI CORP.
2017 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016		% Change	2017	2016	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$182,025		$183,595	(0.9)%	$549,641	$540,739	1.6%
Net investment income	14,187		13,504	5.1%	40,430	39,922	1.3%
Net realized gains (losses)	35		9,252	(99.6)%	(700)	23,362	-
Consolidated revenue	$196,247		$206,351	(4.9)%	$589,371	$604,023	(2.4)%

Loss and settlement expenses	$123,190		$97,892	25.8%	$306,927	$259,340	18.3%
Policy acquisition costs	62,066		61,761	0.5%	186,264	184,525	0.9%
Insurance operating expenses	11,701		13,338	(12.3)%	38,582	38,950	(0.9)%
Interest expense on debt	1,856		1,857	(0.1)%	5,569	5,570	(0.0)%
General corporate expenses	1,956		2,242	(12.8)%	7,816	7,385	5.8%
Total expenses	$200,769		$177,090	13.4%	$545,158	$495,770	10.0%

Equity in earnings of
unconsolidated investees	3,660		1,881	94.6%	15,404	10,823	42.3%

Earnings (loss) before income taxes	$(862)		$31,142	-	$59,617	$119,076	(49.9)%
Income tax expense (benefit)	(2,596)		8,879	-	11,847	36,343	(67.4)%
Net earnings	$1,734		$22,263	(92.2)%	$47,770	$82,733	(42.3)%

Other comprehensive earnings (loss), net of tax	8,444		(6,931)	-	30,812	33,898	(9.1)%

Comprehensive earnings	$10,178		$15,332	(33.6)%	$78,582	$116,631	(32.6)%

Operating earnings: (1)

Net earnings	$1,734		$22,263	(92.2)%	$47,770	$82,733	(42.3)%
Less: Realized (gains) losses	(35)		(9,252)	(99.6)%	700	(23,362)	-
Income tax on realized gains (losses)	12		3,237	(99.6)%	(245)	8,176	-
Operating earnings	$1,711		$16,248	(89.5)%	$48,225	$67,547	(28.6)%

Return on Equity:
Net earnings (trailing four quarters)					9.2%	13.2%
Comprehensive earnings (trailing four quarters)					8.7%	17.2%

Per Share Data:

Diluted:
Weighted average shares outstanding (in 000's)	44,515		44,492		44,517	44,416

Net earnings per share	$0.04		$0.50	(92.0)%	$1.07	$1.86	(42.5)%
Less: Realized (gains) losses	-		(0.21)	-	0.02	(0.52)	-
Income tax on realized gains (losses)	-		0.08	-	(0.01)	0.18	-
EPS from operations (1)	$0.04		$0.37	(89.2)%	$1.08	$1.52	(28.9)%

Comprehensive earnings per share	$0.23		$0.34	(32.4)%	$1.77	$2.63	(32.7)%

Cash dividends per share	$$0.21	$	$ 0.20	5.0%	$0.62	$0.59	5.1%

Net Cash Flow provided by Operations	$71,363		$53,429	33.6%	$145,933	$123,000	18.6%

(1) See discussion above of non-GAAP and performance measures.

RLI CORP.
2017 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2017	2016	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,713,558	$1,605,209	6.7%
(amortized cost - $1,680,321 at 9/30/17)
(amortized cost - $1,596,227 at 12/31/16)
Equity securities	393,213	369,219	6.5%
(cost - $189,212 at 9/30/17)
(cost - $187,573 at 12/31/16)
Other invested assets	25,998	24,115	7.8%
Cash and cash equivalents	38,802	23,284	66.6%
Total investments and cash	$2,171,571	$2,021,827	7.4%

Premiums and reinsurance balances receivable	127,388	126,387	0.8%
Ceded unearned premiums	54,186	52,173	3.9%
Reinsurance balances recoverable on unpaid losses	291,074	288,224	1.0%
Deferred policy acquisition costs	77,782	73,147	6.3%
Property and equipment	55,770	54,606	2.1%
Investment in unconsolidated investees	88,374	72,240	22.3%
Goodwill and intangibles	59,427	64,371	(7.7)%
Other assets	30,948	24,658	25.5%
Total assets	$2,956,520	$2,777,633	6.4%

Unpaid losses and settlement expenses	$1,253,729	$1,139,337	10.0%
Unearned premiums	443,110	433,777	2.2%
Reinsurance balances payable	21,006	17,928	17.2%
Funds held	75,294	72,742	3.5%
Income taxes - deferred	84,982	64,494	31.8%
Bonds payable, long-term debt	148,881	148,741	0.1%
Accrued expenses	35,682	51,992	(31.4)%
Other liabilities	14,680	25,050	(41.4)%
Total liabilities	$2,077,364	$1,954,061	6.3%
Shareholders' equity	879,156	823,572	6.7%
Total liabilities & shareholders' equity	$2,956,520	$2,777,633	6.4%

OTHER DATA:

Common shares outstanding (in 000's)	44,060	43,945

Book value per share	$19.95	$18.74	6.5%
Closing stock price per share	$57.36	$63.13	(9.1)%
Cash dividends per share - ordinary (annualized)	$0.83	$0.79	5.1%
Cash dividends per share - special	$-	$2.00	-

Statutory surplus	$900,972	$859,976	4.8%

RLI CORP.
2017 FINANCIAL HIGHLIGHTS
UNDERWRITING SEGMENT DATA
(Unaudited)
(Dollars in thousands, except per share amounts)

Three Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2017

Gross premiums written	$145,016		$44,613		$30,804		$220,433
Net premiums written	122,421		35,207		29,499		187,127
Net premiums earned	118,393		33,559		30,073		182,025
Net loss & settlement expenses	73,895	62.4%	46,037	137.2%	3,258	10.8%	123,190	67.7%
Net operating expenses	40,944	34.6%	15,041	44.8%	17,782	59.1%	73,767	40.5%
Underwriting income (loss) (1)	$3,554	97.0%	$(27,519)	182.0%	$9,033	69.9%	$(14,932)	108.2%

2016

Gross premiums written	$141,078		$48,334		$32,181		$221,593
Net premiums written	116,246		39,323		29,978		185,547
Net premiums earned	115,619		37,532		30,444		183,595
Net loss & settlement expenses	75,912	65.7%	20,425	54.4%	1,555	5.1%	97,892	53.3%
Net operating expenses	39,448	34.1%	16,639	44.3%	19,012	62.4%	75,099	40.9%
Underwriting income (loss) (1)	$259	99.8%	$468	98.7%	$9,877	67.5%	$10,604	94.2%

Nine Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2017

Gross premiums written	$431,874		$131,791		$92,582		$656,247
Net premiums written	365,653		103,016		88,293		556,962
Net premiums earned	354,636		103,849		91,156		549,641
Net loss & settlement expenses	227,103	64.0%	72,050	69.4%	7,774	8.5%	306,927	55.8%
Net operating expenses	122,212	34.5%	47,651	45.9%	54,983	60.3%	224,846	40.9%
Underwriting income (loss) (1)	$5,321	98.5%	$(15,852)	115.3%	$28,399	68.8%	$17,868	96.7%

2016

Gross premiums written	$426,257		$145,814		$96,434		$668,505
Net premiums written	358,241		117,017		91,258		566,516
Net premiums earned	336,572		114,011		90,156		540,739
Net loss & settlement expenses	199,270	59.2%	49,686	43.6%	10,384	11.5%	259,340	48.0%
Net operating expenses	116,812	34.7%	50,414	44.2%	56,249	62.4%	223,475	41.3%
Underwriting income (loss) (1)	$20,490	93.9%	$13,911	87.8%	$23,523	73.9%	$57,924	89.3%

(1) See discussion above of non-GAAP and performance measures.